UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
October 15, 2010
Date of Report (Date of earliest event reported)
Medicis Pharmaceutical Corporation
(Exact name of registrant as specified in its charter)

Delaware (State of Incorporation)	001-14471 (Commission File Number)	52-1574808 (IRS Employer Identification Number)
7720 North Dobson Road
Scottsdale, Arizona 85256
(Address of principal executive offices) (Zip Code)
(602) 808-8800
(Registrant’s telephone number, including area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.
The Company Receives Notice of Complaint from Genzyme Corporation
     On October 15, 2010, Medicis Pharmaceutical Corporation (the “Company”) received notice that Genzyme Corporation (“Genzyme”) has filed a lawsuit against the Company in the United States District Court for the District of Massachusetts alleging that the Company has infringed, contributorily infringed and/or induced the infringement by others of one or more claims of Genzyme’s U.S. Patent No. 5,399,351 by using, selling, offering to sell and/or importing Restylane®, Perlane®, Resytlane-L® and/or Perlane-L® (the “Restylane family of products”) in the United States and/or advising others with respect to such activities. The Company acquired exclusive U.S. and Canadian rights to the Restylane family of products through certain license agreements in March 2003, and first launched Restylane in January 2004 following approval by the U.S. Food and Drug Administration (“FDA”) in December 2003. Perlane was approved by the FDA and launched in May 2007. Restylane-L and Perlane-L were approved by the FDA in January 2010 and launched in February 2010. The Restylane family of products is covered by a U.S. patent that expires in 2015 or later. The Company is evaluating the details of Genzyme's complaint and considering its options.
The Company Amends its Complaints against Lupin Ltd., and Barr Laboratories, Inc. and Teva Pharmaceuticals USA, Inc.
     On October 18, 2010, the Company amended its patent infringement complaint against Lupin Ltd. (“Lupin”) in the United States District Court for the District of Maryland relating to Lupin’s filing of an Abbreviated New Drug Application (“ANDA”) for generic versions of SOLODYN® (minocycline HCl, USP) Extended Release Tablets in 45mg, 65mg, 90mg, 115mg and 135mg strengths. On the same date, the Company amended its patent infringement complaint against Barr Laboratories, Inc. and its parent company Teva Pharmaceuticals USA, Inc. (together, “Barr”) in the United States District Court for the District of Maryland relating to Barr’s filing of an ANDA for generic versions of SOLODYN in 65mg and 115mg strengths. The Company amended the complaints to allege that Lupin and Barr have infringed one or more claims of the Company’s newly issued U.S. Patent No. 7,790,705 (the “’705 Patent”), which was issued to the Company by the U.S. Patent and Trademark Office on September 7, 2010, by submitting their respective ANDAs and/or ANDA supplements to the FDA to obtain approval for the commercial manufacture, use, offer for sale, sale, or distribution in and/or importation into the United States of the generic versions of SOLODYN for the treatment of acne before the expiration of the ’705 Patent. As previously reported, the Company has previously received Paragraph IV Certifications in connection with the ANDAs from Lupin and Barr relating to certain of the Company’s other patents related to SOLODYN, including the Company’s U.S. Patent No. 5,908,838.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Medicis Pharmaceutical Corporation
Date: October 20, 2010	By:	/s/ Jason D. Hanson
Jason D. Hanson
Executive Vice President, Chief Operating Officer, Acting General Counsel and Corporate Secretary